UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2016 (May 12, 2016)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Glenn O. Maul, Executive Vice President and Chief People Officer of Brookdale Senior Living Inc. (the "Company"), will step down effective July 15, 2016.  Mr. Maul will continue to serve in such roles until such time, or such earlier time that a successor is appointed.

Mr. Maul will be eligible to receive payments associated with a separation by the Company without cause pursuant to the terms of the Company's Tier I Severance Pay Policy, as amended (the "Policy"), as a Designated Officer (as such term is defined in the Policy).  Pursuant to the Policy, Mr. Maul is eligible to receive $1,537,500, which represents the sum of 250% of his 2016 annual salary of $307,500 and 250% of his target annual cash incentive for 2016 of $307,500, which will be paid in equal periodic installments on the Company's regular payroll dates, spanning 18 months and commencing on the 60th day following the date of his separation. He also will be entitled to receive payment of an annual cash bonus for 2016 (to the extent earned under the terms of the annual incentive plan), pro-rated based on the number of days he was employed and payable when such bonus would otherwise be due. The Company will pay the employer portion of his COBRA premium payments for 18 months as if he were still an active employee (or until a breach of the Policy or he becomes eligible for other medical coverage, if earlier). In order to receive the foregoing payments and benefits under the Policy, Mr. Maul must deliver to the Company an executed waiver and release acknowledging that all restrictive covenants to which he is a party will remain in force for the periods specified.  Under the Policy, a breach of such covenants will result in the cessation of severance pay and benefits and may result in his being required to repay certain severance pay and benefits already provided as well as certain costs and expenses.

Mr. Maul's outstanding equity awards issued under the Company's Omnibus Stock Incentive Plan, as amended, and 2014 Omnibus Incentive Plan will be entitled to receive the treatment associated with a termination by the Company without cause pursuant to the terms of his existing restricted share agreements, in each case subject to the terms and conditions of such plans and agreements.  Pursuant to the terms of such plans and agreements, upon his separation:  (i) 15,289 shares of time-based restricted stock granted to Mr. Maul in 2013 through 2016 will accelerate and vest; (ii) 22,351 shares of time-based restricted stock granted to Mr. Maul in 2013 through 2016 will be immediately forfeited; (iii) 13,024 shares of performance-based restricted stock granted to Mr. Maul in 2013 through 2016 will remain outstanding and be eligible to vest on February 27, 2017 based on (and subject to) the Company's performance relative to the applicable performance targets; and (iv) 15,386 shares of performance-based restricted stock granted to Mr. Maul in 2014 through 2016 will be immediately forfeited.

In addition, upon his separation, Mr. Maul will be entitled to receive a payout of up to 160 hours of his paid time off (PTO) balance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	May 16, 2016	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary